GRAIL, INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS
Effective as of July 15, 2024

i

GRAIL, INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS
ARTICLE I.
CERTAIN DEFINITIONS
1.1    “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
1.2    “Board” shall mean the Board of Directors of the Company.
1.3    “Cash Fee” shall mean the quarterly cash retainer payable to a Director pursuant to the Compensation Program for services as a member of the Board during a relevant period, including any retainers payable under the Compensation Program for serving as Lead Independent Director and/or for serving as the Chair of, or otherwise on, one or more committees of the Board, and such other cash fees (if any) as may be determined by the Administrator from time to time.
1.4    “Change in Control” shall mean and include each of the following:
(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company

(the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
    Notwithstanding the foregoing, for purposes of the Plan, in no event will a Change in Control be deemed to have occurred if such transaction or event does not constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
1.5    “Code” shall mean the Internal Revenue Code of 1986, as amended and any successor statute thereto.
1.6    “Committee” shall mean one or more committees or subcommittees of the Board, which may include one or more Directors or executive officers of the Company, to the extent permitted by applicable laws and Rule 16b-3 promulgated under the Exchange Act.
1.7    “Common Stock” shall mean the common stock of the Company.
1.8    “Company” shall mean GRAIL, Inc. and any corporate successors.
1.9    “Compensation Program” shall mean the GRAIL, Inc. Non-Employee Director Compensation Program, as the same may be amended and/or restated from time to time.
1.10    “Deferral Election” means a written (or electronic) election to defer Cash Fees and/or Equity Awards hereunder on a form prescribed by the Administrator.
1.11    “Deferred Compensation” shall mean any Cash Fees and any Equity Awards deferred hereunder pursuant to a valid Deferral Election.
1.12    “Deferred Compensation Account” shall mean an account maintained for a participating Director who makes a Deferral Election (as defined below) as described in Articles II and III.
1.13    “Deferred Stock Unit” shall mean a notional unit representing a participating Director’s right to receive one share of Common Stock upon such participating Director’s deferred receipt of Eligible Compensation.
1.14    “Director” shall mean a non-employee member of the Board.
1.15    “Disability” shall mean, with respect to a participating Director, that such Director has become “disabled” within the meaning of Section 409A, as determined by the Administrator in good faith.
1.16    “Effective Date” shall mean July 15, 2024.

1.17    “Eligible Compensation” shall mean, with respect to any Year, any Cash Fee earned or Equity Award granted during such Year.
1.18    “Equity Award” shall mean, as applicable, any Initial Award, and/or any Annual Award (each such term as defined in the Compensation Program).
1.19    “Equity Restructuring” shall mean, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Deferred Stock Units.
1.20    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
1.21    “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
1.22    “In-Service Distribution Date” means March 1st of any of the third (3rd), fifth (5th), or tenth (10th) Year following the Year in which Cash Fees subject to a Deferral Election were earned or the Equity Award(s) subject to a Deferral Election were granted, as applicable.
1.23    “Incentive Plan” shall mean the GRAIL, Inc. 2024 Incentive Award Plan, as it may be amended and/or restated from time to time.
1.24    “Plan” shall mean this Deferred Compensation Plan for Directors, as it may be amended and/or amended and restated from time to time.
1.25    “Section 409A” shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.
1.26    “Separation from Service” shall mean a “separation from service” (within the meaning of Section 409A).
1.27    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
1.28    “Year” shall mean any calendar year.

ARTICLE II.
PURPOSE; DEFERRAL ELECTIONS
2.1    Purpose. The purpose of this Plan is to provide the Directors with an opportunity to defer payment of all or a portion of their Eligible Compensation, as set forth herein.
2.2    Deferral Elections. A Director may elect to defer payment of all but not less than all of the Cash Fees earned with respect to a Year and/or all Equity Award(s) granted during a Year by timely submitting a Deferral Election to the Company, as follows:
(a)    General. On or before December 31 of any Year, a participating Director may elect to defer all, but not less than all of (i) the Cash Fees to be earned by the Director with respect to the Year next-following the Year in which the Deferral Election is made, and/or (ii) the Equity Award(s) to be granted to such Director during the Year next-following the Year in which the Deferral Election is made, subject to Section 2.2(b) below.
(b)    Initial Year of Eligibility. Notwithstanding Section 2.2(a) above, with respect to the Year in which a Director is initially becomes eligible to participate in this Plan, such Director may elect no later than 30 days after the Director’s initial eligibility to participate in the Plan to defer all, but not less than all, of (i) the Cash Fees earned by the Director with respect to such initial Year of eligibility to participate in the Plan, and/or (ii) the Equity Award(s) granted to such Director during such initial Year of eligibility to participate in the Plan, provided, that such Deferral Election shall apply only to the portion of such amounts earned in such initial Year of eligibility following the later of (A) the date of the Director’s initial eligibility to participate in the Plan and (B) the date such Director’s irrevocable Deferral Election is filed with the Company.
(c)    Deferral Election Form. In each applicable Deferral Election form, the Director shall specify (i) whether the participating Director’s Cash Fees earned and/or Equity Award(s) granted during the relevant Year will be subject to deferral, and (ii) the Payment Event(s) applicable to any amounts so deferred (specified in accordance with Section 4.1 below.
2.3    Duration of Deferral Elections; Revocability. Each Deferral Election shall continue in effect solely for the Year with respect to which the Deferral Election is made (in accordance with Section 2.2 above), as specified in the Deferral Election. Deferral Elections shall become irrevocable (i) in the case of a Deferral Election made in accordance with Section 2.1(a) above, on the close of business on the last business day of the Year in which such Deferral Election is made, and (ii) in the case of a Deferral Election made in accordance with Section 2.1(b) above, on the close of business on the thirtieth (30th) day following the Director’s initial eligibility to participate in the Plan.
ARTICLE III.
DEFERRED COMPENSATION ACCOUNTS
3.1    Deferred Compensation Accounts. The Company shall maintain a bookkeeping Deferred Compensation Account for the Deferred Compensation of each participating Director (and may maintain sub-accounts, including with respect to Deferred Compensation attributable to different Years, if so determined by the Administrator). All Deferred Compensation deferred by a Director hereunder shall be denominated in Deferred Stock Units.
3.2    Crediting of Cash Fees. A participating Director’s Cash Fees that are deferred hereunder shall be credited to his or her Deferred Compensation Account in the form of Deferred Stock Units on the date the deferred Cash Fees would otherwise have been paid.  On such date, the Company shall credit to the Deferred Compensation Account a number of Deferred Stock Units determined by dividing (i) the portion of the Cash Fees that the participating Director elected to defer, by (ii) the Fair Market Value of a share of Common Stock on such date, rounded down to the nearest whole Deferred Stock Unit. A participating Director will be fully vested in each Deferred Stock Unit that relates to deferred Cash Fees.
3.3    Crediting of Equity Awards. A participating Director’s Equity Awards that are deferred hereunder shall be credited to his or her Deferred Compensation Account in a number of Deferred Stock Units equal to the number of shares underlying such Equity Awards and subject to the same vesting, forfeiture and other restrictions that would have otherwise applied to such Equity Award. In the event the participating Director forfeits his or her Deferred Stock Units in accordance with such applicable vesting or other forfeiture conditions, his or her Deferred Compensation Account shall be debited for the number of Deferred Stock Units so forfeited.
3.4    Dividend Equivalents. Each Deferred Stock Unit credited to a Director’s Deferred Compensation Account shall carry with it a right to receive dividend equivalents in respect of the share of Common Stock underlying such Deferred Stock Unit. On the date on which any dividend is paid to shareholders of the Company, the Company shall credit such Director’s Deferred Compensation Account, with respect to each Deferred Stock Unit then-credited to such account, with an additional number of Deferred Stock Units equal to the per share value of the dividend so paid divided by the Fair Market Value per share of Common Stock on the date such dividend was paid. Any Deferred Stock Units credited with respect to such dividend equivalent shall be subject to the same vesting, forfeiture, and other restrictions that apply to the underlying Equity Award (if any).
3.5    Adjustments. If adjustments are made to the outstanding shares of Common Stock as a result of an Equity Restructuring or otherwise in a manner resulting in the adjustment of restricted stock units outstanding under the Incentive Plan generally, an appropriate adjustment also will be made in the number of Deferred Stock Units credited to each participating Director’s Deferred Compensation Account and/or to the number and kind of shares for which such Deferred Stock Units are outstanding.
ARTICLE IV.
PAYMENT OF DEFERRED COMPENSATION
4.1    Payment Events. Subject to Section 4.5 below, payment of any Deferred Stock Units shall be made to a participating Director in one lump sum on the earliest to occur of the following events (in any case, the “Payment Event”): (i) the In-Service Distribution Date elected by the Director in the applicable Deferral Election (if any); (ii) the Director’s Separation from Service; (iii) a Change in Control; (iv) the Director’s death; or (v) the Director’s Disability. For clarity, a Participating Director may elect different Payment Events with respect to different deferral Years.
4.2    Timing and Form of Payment.
(a)    Amounts contained in a participating Director’s Deferred Compensation Account will, subject to Section 4.5 below, be distributed in a lump sum within 45 days following the applicable Payment Event (in any case, such payment date, the “Payment Date”), in accordance with the terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, the exact Payment Date shall be determined by the Company in its sole discretion (and the participating Director shall not have the right to designate the date of payment within such payment window).

(b)    Amounts credited to a Deferred Compensation Account shall be paid in the form of one whole share of Common Stock for each Deferred Stock Unit that becomes payable on the applicable Payment Date; provided, that, (i) the Company may choose in its discretion to pay the participating Director cash in lieu of all or a portion of the shares of Common Stock, (ii) to the extent that any Deferred Stock Unit remains unvested on the applicable Payment Date (if applicable), the share of Common Stock shall be issued as restricted stock subject to the same vesting or other forfeiture conditions that remain applicable to the unvested Deferred Stock Unit, and (iii) no fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock shall be rounded up or down.  Deferred Stock Units issued to and shares of Common Stock paid to Directors under the Plan shall be issued and paid from the Incentive Plan.
4.3    Designation of Beneficiary. Each Director shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of the Director’s death (each, a “Designated Beneficiary”). Any Designated Beneficiary will receive payments in the same manner as the applicable Director if he or she had lived. If a Director fails to designate a beneficiary under this Section 4.3 or upon the death of a Designated Beneficiary in the absence of a designated successor, the balance of the amounts contained in the Director’s Deferred Compensation Account, if any, shall be payable in accordance with Section 4.2 to the Director’s estate in full. No designation of a beneficiary or change in beneficiary shall be valid unless in writing signed by the Director and filed with the Administrator. A Designated Beneficiary may be changed without the consent of any prior beneficiary.
4.4    Permissible Acceleration. Notwithstanding Sections 4.1 and 4.2, all or a portion of a Director’s Deferred Compensation Account may be distributed prior to the applicable Payment Date upon the occurrence of one or more of the events specified in Treasury Regulation Section 1.409A-3(j)(4), as determined by the Administrator.
4.5    Section 409A Delay. Notwithstanding any contrary provision in the Plan, any payment required to be made hereunder to a Director who is a “specified employee” (as defined under Section 409A and as the Administrator determines) upon his or her Separation from Service will, to the extent necessary to avoid the imposition of taxes under Section 409A(a)(2)(B)(i) of the Code (or any successor provision thereto), be delayed for the six-month period immediately following such Separation from Service (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth herein) on the day immediately following such six-month period or death or as soon as administratively practicable thereafter (without interest). Notwithstanding any contrary provision of the Plan, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.
4.6    Election to Further Defer Payment. To the extent that all or a portion of a participating Director’s Deferred Compensation is or may become payable on an In-Service Distribution Date in accordance with the applicable Deferral Election, the Director may change such In-Service Distribution Date to a later date by completing and delivering a new, written Deferral Election to the Administrator, subject to the following limitations (a “Subsequent Deferral Election”):
(a)    The Subsequent Deferral Election shall not take effect until at least 12 months after the date on which the Subsequent Deferral Election is made in accordance with Section 409A(a)(4)(C)(i) of the Code and the Treasury Regulations thereunder;

(b)    The Director’s new In-Service Distribution Date set forth in the Subsequent Deferral Election may not be less than five years from the Payment Date otherwise applicable to the prior In-Service Distribution Date, as determined in accordance with Section 409A(a)(4)(C)(ii) of the Code and the Treasury Regulations thereunder;
(c)    The Subsequent Deferral Election shall not be made less than 12 months prior to the Payment Date otherwise applicable to the prior In-Service Distribution Date in accordance with Section 409A(a)(4)(C)(iii) of the Code and the Treasury Regulations thereunder; and
(d)    The Subsequent Deferral Election shall be made in accordance with Section 409A(a)(4)(C) of the Code and the Treasury Regulations thereunder.
ARTICLE V.
ADMINISTRATION; EFFECTIVENESS, AMENDMENT AND TERMINATION OF PLAN
5.1    Plan Administrator. The Plan will be administered by the Administrator. The books and records to be maintained for the purpose of the Plan shall be maintained by the Company at its expense. All expenses of administering the Plan shall be paid by the Company.
5.2    Effective Date. The Plan was adopted by the Board effective as of the Effective Date.
5.3    Plan Amendment; Termination. The Board may amend, suspend, or terminate the Plan at any time and for any reason. No amendment, suspension, or termination will, without the consent of the Director, materially impair rights or obligations under any Deferred Stock Units previously awarded to the Director under the Plan, except as provided below. The Board may terminate the Plan and distribute the Deferred Compensation Accounts to participants in accordance with and subject to the rules of Treasury Regulation Section 1.409A-3(j)(4)(ix), or successor provisions, and any generally applicable guidance issued by the Internal Revenue Service permitting such termination and distribution.
5.4    ERISA Plan; Claims for Benefits.
(a)    ERISA Plan. This Plan is intended to be an unfunded “top hat” welfare plan within the meaning of Department of Labor Regulation Section 2520.104-24 and shall be interpreted, administered, and enforced as such in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”).
(b)    Claims for Benefits. Generally, Directors are not required to present a formal claim in order to receive benefits under the Plan. However, if any Director or other person (each, a “Claimant”) believes that benefits under the Plan are being denied improperly, that this Plan is not being operated properly, that fiduciaries of this Plan have breached their duties, or that the Claimant’s legal rights are being violated with respect to this Plan, the Claimant must file a formal claim, in writing, with the Board. This requirement applies to all claims that any Claimant has with respect to this Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Board determines, in its sole discretion that it does not have the power to grant all relief reasonably being sought by the Claimant. A formal claim must be filed within ninety (90) days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Board consents otherwise in writing. The Plan Administrator shall provide a Claimant, on request, with a copy of the claims procedures established under Section 5.4(c).

(c)    Claims Procedures. Any claims under or relating to this Plan will be subject to the procedures adopted by the Board for considering claims as set forth on Exhibit A hereto, which the Board may amend or modify from time to time in its discretion. These procedures shall (and shall be interpreted to) comply with all applicable legal requirements. These procedures may provide that final and binding arbitration shall be the ultimate means of contesting a denied claim (even if the Board has failed to follow the prescribed procedures with respect to the claim). The right to receive benefits under this Plan is contingent on a Claimant using the prescribed claims and arbitration procedures to resolve any claim.
ARTICLE VI.
MISCELLANEOUS
6.1    Limitations on Transferability. Except to the extent required by law, the right of any Director or any beneficiary thereof to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary; and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.
6.2    Limitations on Liability. No member of the Board and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct, and the Company shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Director, officer or employee of the Company.
6.3    Rights as a Stockholder. Deferred Stock Units shall not entitle any Director or other person to rights of a stockholder of the Company or any of its affiliates with respect to such Deferred Stock Units unless and until any shares of Common Stock have been issued to the holder thereof in respect of such Deferred Stock Units pursuant to Article IV hereof.
6.4    Limitation on Participant’s Rights.
(a)    The Company shall not be required to acquire, reserve, segregate or otherwise set aside any shares of its Common Stock for the payment of its obligations under the Plan, but shall make available as and when required a sufficient number of shares of its Common Stock to meet the needs of the Plan, subject to the terms and conditions of the Incentive Plan.
(b)    Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
6.5    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
6.6    Governing Documents. If any contradiction occurs between the Plan and any Deferral Election or other written agreement between a participating Director and the Company that the Administrator has approved, the Plan will govern, unless it is expressly specified in such agreement or other written document that a specific provision of the Plan will not apply.

6.7    Governing Law. The Plan will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware. The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Exchange Act, pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.
6.8    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
6.9    Conformity to Securities Laws. Each participating Director acknowledges that the Plan is intended to conform to the extent necessary with applicable laws. Notwithstanding anything herein to the contrary, the Plan will be administered only in conformance with applicable laws. To the extent applicable laws permit, the Plan will be deemed amended as necessary to conform to applicable laws (subject to Section 409A).
6.10    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company except as expressly provided in writing in such other plan or an agreement thereunder.
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EXHIBIT A
CLAIMS PROCEDURES
A.General. All claims under the Plan must be filed by the Claimant with the Board in writing within ninety (90) days after the date the Claimant first knew or should have known of the facts on which the claims is based (except as otherwise consented to by the Board in writing). The Board or a subcommittee or such person or persons from time to time as it may designate (in any case, the “Claims Administrator”) shall make all determinations as to the rights of any Claimant for benefits under the Plan. A Claimant may authorize a representative to act on his or her behalf with respect to any claim under the Plan. Claims for benefits under the Plan shall be administered in accordance with Section 503 of ERISA and the Department of Labor Regulations thereunder.
B.Claim Denials. If a claim is denied in whole or in part (an “adverse benefit determination”), then the Claims Administrator will provide written notice of the decision to the Claimant within ninety (90) days after receipt of the claim, unless the Board determines that any extension of time for processing is required, in which case the Claims Administrator may extend the determination period by up to an additional ninety (90) days upon written notice to the Claimant (or longer with the consent of the Claimant). The notice will set forth, in a manner calculated to be understood by the Claimant: (i) the specific reason or reasons for the adverse benefit determination; (ii) the specific Plan provisions on which the determination is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such information is necessary; and (iv) an explanation of the Plan’s appeal procedure and the applicable time limits, including a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA after receiving a final adverse benefit determination upon appeal.
C.Appeal of Denial. The Claimant may appeal an initial adverse benefit determination by submitting a written appeal to the Claims Administrator within sixty (60) days of receiving notice of the denial of the claim. The Claimant: (i) may submit written comments, documents, records and other information relating to the claim; (ii) will be provided, upon request and without charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim; and (iii) will receive a review that takes into account all comments, documents, records and other information submitted by the Claimant relating to the appeal, without regard to whether such information was submitted or considered in the initial benefit determination. Any claims that the Claimant does not pursue in good faith through the appeals stage, such as by failing to file a timely appeal request, will be treated as having been irrevocably waived.
D.Decision on Appeal. The Claims Administrator will conduct a full and fair review of the claim and the initial adverse benefit determination, and shall make a determination no later than sixty (60) days following receipt of an appeal request, unless special circumstances require a further extension of time for processing, in which case the Claims Administrator may extend the determination period by up to an additional sixty (60) days upon written notice to the Claimant (unless the Claimant agrees to a longer period of time). The Claims Administrator shall provide the Claimant with written notice of its decision. In the case of an adverse benefit determination, the notice shall set forth, in a manner calculated to be understood by the Claimant: (i) the specific reason or reasons for the adverse benefit determination; (ii) the specific Plan provisions on which the adverse benefit determination is based; (iii) a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; (iv) a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures; and (v) a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.
E.Exhaustion; Judicial Proceedings. No action at law or in equity (including pursuant to Section 12.2 of the Plan) shall be brought to recover benefits under the Plan until the claim and appeal rights described in the Plan and this Exhibit A have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary claim, the evidence presented may be strictly limited to the evidence timely presented to the Claims Administrator. Any such judicial proceeding must be filed by the earlier of: (a) one (1) year after the Claims Administrator’s final decision regarding the claim appeal or (b) one (1) year after the Claimant commenced payment of the Plan benefits at issue in the judicial proceeding.
F.Plan Administrator’s Decision is Binding. Benefits under the Plan shall be paid only if the Claims Administrator decides in its sole discretion that a Claimant is entitled to them. In determining claims for benefits, the Claims Administrator has the authority to interpret the Plan, to resolve ambiguities, to make factual determinations, and to resolve questions relating to eligibility for and amount of benefits. Subject to applicable law, any decision made in accordance with the above claims procedures is final and binding on all parties and shall be given the maximum possible deference allowed by law.
2